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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 30, 2002

                              ---------------------



                        PACIFICHEALTH LABORATORIES, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                   000-23495               22-3367588
          --------                   ---------               ----------
(State or other jurisdiction        (Commission             (IRS Employer
      of Incorporation)             File Number)          Identification No.)


      1480 Route 9 North, Suite 204, Woodbridge, New Jersey         07095
      -----------------------------------------------------         -----
             (Address of principal executive offices)             (Zip Code)


         Registrant's telephone number, including area code 732/636-6141
         ---------------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5. Other Items.

I.   Appointment of New Director

     Effective April 30, 2002, PacificHealth Laboratories, Inc. (the "Company") increased the size of its Board of Directors from six to seven and elected Joseph Harris as a director of the Company to fill the vacancy thus created. Mr. Harris is currently Senior Vice-President - Corporate Development of Cantel Medical Corporation, a Nasdaq-listed medical device company. From 1996 to 2000, he was a Senior Vice-President and Director - Corporate Strategy and Development for SmithKline Beecham plc, a major pharmaceutical and healthcare company listed on both the New York Stock Exchange and London Stock Exchange. From 1988 to 1996, Mr. Harris served as Managing Director - Business Development and Director-Licensing and Technology Development for Eastman Kodak Company. He has also served as General Counsel, Secretary and Treasurer for Acme Electric Corporation, a New York Stock Exchange company that manufactures electrical and electronic equipment. Mr. Harris is licensed to practice law and is a certified public accountant in New York. In these capacities, he has worked as an attorney for Mackenzie Lewis Michelle & Hughes, a Syracuse, New York law firm and as an accountant on the tax and audit staff for Coopers & Lybrand, an International Public Accounting Firm based in Syracuse, New York.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     PACIFICHEALTH LABORATORIES, INC.

Dated: May 2, 2002                   By: /s/ Robert Portman
                                     ----------------------
                                     Robert Portman, President